UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

XAI Floating Rate & Alternative Income Trust

(Name of Registrant as Specified In Its Charter)

OCTAGON CREDIT INVESTORS, LLC

GRETCHEN LAM

LAUREN LAW

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

Octagon Credit Investors, LLC (“Octagon”), together with the other participants named herein, has filed a definitive proxy statement on Schedule 14A and accompanying BLUE proxy card with the U.S. Securities and Exchange Commission in connection with the solicitation of proxies to vote AGAINST the approval of a new sub-advisory agreement at the special meeting of shareholders of the XAI Floating Rate & Alternative Income Trust, scheduled to be held on July 30, 2026.

On July 17, 2026, Octagon issued the following press release:

Octagon Responds to Increasingly Desperate Claims by XFLT’s Board

Notes that Board Seemingly Conducted Inadequate Diligence on its Proposed Sub-Adviser

Board’s Proposal Would Increase Fees Paid to XAI While Replacing a Proven Investment Team

Urges Shareholders to Vote AGAINST the New Sub-Adviser Proposal

NEW YORK, NY – July 17, 2026 - Octagon Credit Investors, LLC (“Octagon” or “our”), a leading credit-focused asset manager with 30 years of experience, today responded to the ongoing false claims made by XAI Floating Rate & Alternative Income Trust (NYSE: XFLT) (formerly, XAI Octagon Floating Rate & Alternative Income Trust) (the “Fund” or “XFLT”) in connection with XFLT’s upcoming special meeting of shareholders, which is scheduled to be held on July 30, 2026 (the “Special Meeting”).

“It is disappointing to watch the XFLT Board of Trustees marshal illogical arguments and attempt to rewrite history to benefit XAI, the founders of which have been the Trustees’ benefactors for years. At the upcoming meeting, the Board is seeking to replace Octagon, the Fund’s longstanding sub-adviser and investment manager, while increasing the fees flowing into the hands of XAI, seemingly to support XAI’s subscale business.

This move enriches XAI, XFLT’s investment advisor, rather than serving the interests of the Fund’s shareholders.

In advocating for the change, the Board appears to have ignored the most critical fact: under Octagon’s management, the Fund’s underlying investments outperformed their relevant indices, while the Fund itself outperformed its peers on both a total shareholder return and NAV return basis. No matter how many press releases the Board issues claiming otherwise, those facts will remain true.

Moreover, the Board appears to have used questionable criteria and exercised inadequate diligence in selecting King Street to replace Octagon. King Street has experienced a recent wave of poor performance in various funds and client withdrawals so severe that it has reportedly imposed significant restrictions on client redemptions from its flagship investment vehicle1. It appears that at the urging of XAI, the Board blindly selected King Street, which agreed to act as sub-adviser at a discounted fee. Doing so provides XAI with increased fees, with no tangible benefits to shareholders.

Octagon believes shareholders deserve better. In our view, the XFLT Board should be reconstituted with shareholder-focused directors, the Fund’s fee structure should be lowered, distributions should be stabilized and action should be taken quickly to narrow the Fund’s discount to NAV.”

Shareholders with questions or who need assistance voting their proxy card AGAINST the approval of a new sub-advisory agreement should contact Octagon's proxy solicitor:

Saratoga Proxy Consulting LLC

(212) 257-1311 | (888) 368-0379 (toll-free)

info@saratogaproxy.com

1	See https://www.bloomberg.com/news/articles/2026-07-15/king-street-restricts-client-withdrawals-from-its-hedge-fund (July 15, 2026).

Advisors

Sidley Austin LLP is serving as legal counsel to Octagon. Spotlight Advisors LLC is providing strategic and financial advice to Octagon and Gagnier Communications is providing communications advice. Saratoga Proxy Consulting is serving as Octagon’s proxy solicitor.

About Octagon Credit Investors

Founded in 1994, Octagon Credit Investors is a $32 billion asset manager specializing in broadly syndicated loan, structured credit, multi-asset credit, and direct lending strategies. Octagon’s disciplined, time-tested investment process relies on fundamental credit analysis and active portfolio management to generate attractive risk-adjusted performance for its clients.

Octagon is majority-owned by Conning,1 a leading global investment management firm with a long history of serving insurance companies and other institutional investors. Octagon and Conning are part of Generali Investments,2 a platform of asset management firms operating in more than 20 countries, offering distinctive strategies in public and private markets and expert insights to help investors achieve long-term performance. Generali Investments is the asset management arm of the Generali Group, one of the world's largest insurance and asset management players.

For more information, please visit www.octagoncredit.com.

1Conning, Inc., Goodwin Capital Advisers, Inc., Conning Investment Products, Inc., a FINRA-registered broker-dealer, Conning Asset Management Limited, Conning Asia Pacific Limited, Octagon Credit Investors, LLC, Global Evolution Holding ApS and its subsidiaries, and Pearlmark Real Estate, L.L.C. and its subsidiaries are all direct or indirect subsidiaries of Conning Holdings Limited (collectively, “Conning”) which is one of the family of companies whose controlling shareholder is Generali Investments Holding S.p.A. (“GIH”) a company headquartered in Italy. Assicurazioni Generali S.p.A. is the ultimate controlling parent of all GIH subsidiaries.

2Generali Investments Holding S.p.A., data as at end of Q4 2025 net of double counting. Generali Investments is part of the Generali Group, which was established in 1831 in Trieste as Assicurazioni Austro-Italiche. Generali Asset Management S.p.A. Società di gestione del risparmio, Generali Real Estate S.p.A. Società di gestione del risparmio, Infranity SAS, Sosteneo S.p.A. Società di gestione del risparmio, Sycomore Asset Management, Aperture Investors LLC (including Aperture Investors UK Ltd), Lumyna Investments Limited, Plenisfer Investments S.p.A. Società di gestione del risparmio, Conning, Inc., Conning Asset Management Limited, Conning Asia Pacific Limited, Conning Investment Products, Inc., Goodwin Capital Advisers, Inc. (collectively, “Conning”) and its subsidiaries (Global Evolution Asset Management A/S - including Global Evolution USA, LLC and Global Evolution Fund Management Singapore Pte. Ltd- Octagon Credit Investors, LLC, Pearlmark Real Estate, LLC and PREP Investment Advisers LLC) are part of Generali Investments, as well as Generali Investments CEE. Please note that the countries refers to the countries where the different funds of the asset management companies that are part of Generali Investments are registered for distribution. Please note that not all funds are registered in all the countries and not all the asset management companies are licensed to operate in such countries. Generali Investments Holding S.p.A. is the holding company holding, directly or indirectly, a majority of the shares in the asset management companies listed above.

Important Information

Octagon Credit Investors, LLC (“Octagon”), together with Gretchen Lam and Lauren Law (collectively, the “Participants”), has filed a definitive proxy statement on Schedule 14A, accompanying BLUE proxy card, and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to vote AGAINST the approval of a new sub-advisory agreement at the special meeting of shareholders of the XAI Floating Rate & Alternative Income Trust (the “Fund”) scheduled to be held on July 30, 2026.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE FUND TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE BLUE PROXY CARD, THAT HAVE BEEN OR WILL BE FILED BY SUCH PARTICIPANTS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE OR WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

Investor Contacts

John Ferguson / Joseph Mills

Saratoga Proxy Consulting LLC

jferguson@saratogaproxy.com

jmills@saratogaproxy.com

(212) 257-1311

(888) 368-0379

Media Contact

Riyaz Lalani / Dan Gagnier

Gagnier Communications

Octagon@gagnierfc.com

(646) 342-8087